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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 21, 2011

                              PIVX SOLUTIONS, INC.
               (Exact Name of Registrant as Specified in Charter)

           NEVADA                  000-33625                     87-0618509
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)

                    PO Box 335, Dargaville, New Zealand 0340
               (Address of principal executive offices) (Zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 999-2702

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers

PivX Solutions, Inc. (the "Company") filed a Notice of Termination of Registration on September 25, 2008 and therefore is no longer subject to the reporting requirements of the Securities Exchange Act of 1934 (the "34 Act"). Nonetheless, the Company files this Current Report for the sole purpose of informing shareholders and the public of certain events. This filing is not intended to imply that the Company intends to become subject to the 34 Act or comply with any other disclosure or filing requirements thereof.

PivX Solutions, Inc. today announced that it has accepted the resignation of its current CEO, Chairman, and Secretary, Jason Coombs. The Company's current Chief Financial officer, Wen Peng, has been appointed Chairman and CEO of PivX Solutions. Jason Coombs, will become CEO and Chairman of the new Homeland Forensics, Inc. subsidiary in connection with its launch as a spin-out company.

PivX Solutions is filing and publishing the attached press release to ensure that investors and other interested parties are informed in a consistent and fair manner about the Company's ongoing business development activities.


Item 9.01(d) Financial Statements and Exhibits.

Exhibit 1. Press Release

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 21, 2011

                                   PivX Solutions, Inc.

                                   By: /s/ Jason Coombs
                                       -------------------------------------
                                       Jason Coombs, Chief Executive Officer
                                       and Secretary

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EXHIBIT 1

Press Release

Newport Beach, CA--March 21, 2011--PivX Solutions, Inc (Pink Sheets: PIVX) today announced that its Chief Executive Officer and Chairman, Jason Coombs, has resigned. The Board of Directors and shareholders have approved the previously-announced appointment of Wen Peng to these positions vacated by Mr. Coombs, who also held the position of corporate Secretary. The position of Secretary remains vacant while the company locates a replacement Officer.

Mr. Coombs will become Chairman and Chief Executive Officer of the new Homeland Forensics, Inc. subsidiary. Following the conclusion of the previously-announced stock dividend, the subsidiary will be an independent spin-out company with the same initial shareholders as the parent company along with a minority ownership interest that will be retained by PivX Solutions. In connection with the previously-announced corporate name change from PivX Solutions, Inc. to 3Me, Inc and as part of the planned spin-out of the Homeland Forensics, Inc. subsidiary Mr. Coombs has also, effective today, sold all of his Series A Preferred shares of PivX Solutions to a private investor who has been advising the company and aiding with capital formation and business planning. The terms and conditions of the private sale of Mr. Coombs' Series A Preferred shares are not being disclosed, but Mr. Coombs is retaining the right to repurchase the Series A Preferred shares if the shares are not redeemed and retired permanently by PivX Solutions within 120 days.

"I have finished providing strategic and analytical governance in the business planning process as our vision for 3Me, Inc. has taken shape." said Jason Coombs "PivX Solutions now has precisely the plan that I want to see implemented, so that my personal efforts can continue to be devoted to increasing the impact of my technical and forensic expertise in ways that shape the future of technology and determine the direction of markets. The value that I am able to create for shareholders of Homeland Forensics, Inc. and 3Me, Inc. will be captured and stored in a way that benefits holders of these companies' Common stock as a result of the planned redemption and retirement by PivX Solutions of my Series
A Preferred shares."

"The Series A Preferred shares held by Mr. Coombs were originally intended, when they were designated and issued in 2006, to ensure that a successful turnaround of the struggling company could be achieved," said Wen Peng, "and today we believe that the company's turnaround effort has reached its final stage. The special voting rights attributable to the Series A Preferred shares will be extinguished when those shares are redeemed by the company and retired, which will effectively return voting control of the company to the holders of its Common stock."

Additional information on PivX, including past news releases, is available at www.pivx.com and www.3me.tv

CONTACT: PivX Solutions, Inc. Wen Peng, at 949-999-2702

USA: +1.949.999.2702
New Zealand: +64.21.313615
P.O. Box 335, Dargaville, New Zealand 0340

http://www.homelandforensics.com
http://www.pivx.com
http://www.3me.tv

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products, competitive factors, dependence upon third-party vendors, and other risks. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.